UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 20, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
     Black Box Corporation (the “Company”) today announced that, following the filing on July 23, 2007 of its Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006, the filing on August 13, 2007 of its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and the filing on August 16, 2007 of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, it received a determination letter, dated August 20, 2007, from the Nasdaq Listing Qualifications Panel stating that the Company has demonstrated compliance with all Nasdaq Marketplace Rules for continued listing of the Company’s common stock on The Nasdaq Stock Market (“Nasdaq”). This determination completes Nasdaq’s review of this matter. A copy of the press release effecting such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: August 21, 2007	By:	/s/ Michael McAndrew
Michael McAndrew
Chief Financial Officer, Treasurer and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 21, 2007